UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 28, 2010

MACQUARIE INFRASTRUCTURE COMPANY LLC
 (Exact name of registrant as specified in its charter)

Delaware	001-32384	43-2052503
(State or other jurisdiction of incorporation)	Commission File Number	(IRS Employer Identification No.)

125 West 55th Street, New York, New York	10019
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 231-1000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FORWARD LOOKING STATEMENTS
This filing contains forward-looking statements.  We may, in some cases, use words such as "project”, "believe”, "anticipate”, "plan”, "expect”, "estimate”, "intend”, "should”, "would”, "could”, "potentially”, or "may” or other words that convey uncertainty of future events or outcomes to identify these forward-looking statements. Forward-looking statements in this report are subject to a number of risks and uncertainties, some of which are beyond our control including, among other things: changes in general economic or business conditions, demographic trends, the political environment, the economy, tourism, construction and transportation costs, air travel, automobile usage, fuel and gas costs, our ability to service, comply with the terms of and refinance debt, successfully integrate and manage acquired businesses, make and finance future acquisitions and implement our strategy, retain or replace qualified employees, manage growth, our shared decision-making with co-investors over investments including the distribution of dividends, our regulatory environment establishing rate structures and monitoring quality of service, our ability to recover increases in costs from customers, reliance on sole or limited source suppliers, risks or conflicts of interests involving our relationship with the Macquarie Group and environmental risks.

Our actual results, performance, prospects or opportunities could differ materially from those expressed in or implied by the forward-looking statements.  Additional risks of which we are not currently aware could also cause our actual results to differ.  In light of these risks, uncertainties and assumptions, you should not place undue reliance on any forward-looking statements.  The forward-looking events discussed in this release may not occur.  These forward-looking statements are made as of the date of this release.  We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

“Macquarie Group” refers to the Macquarie Group of companies, which comprises Macquarie Group Limited and its worldwide subsidiaries and affiliates.

Macquarie Infrastructure Company LLC is not an authorized deposit-taking institution for the purposes of the Banking Act 1959 (Commonwealth of Australia) and its obligations do not represent deposits or other liabilities of Macquarie Bank Limited ABN 46 008 583 542 (MBL). MBL does not guarantee or otherwise provide assurance in respect of the obligations of Macquarie Infrastructure Company LLC.

Section 1 - Registrant’s Business and Operations
Item 1.01 Entry into a Material Definitive Agreement.

(a)	material definitive agreement or material amendment

On January 28, 2010, PCAA Parent, LLC,  a subsidiary of the holding company for Macquarie Infrastructure Company’s airport parking business, and certain of its subsidiaries (together, “PCAA”), entered into an Asset Purchase Agreement with Corinthian-Bainbridge ZKS Holdings, LLC, a Delaware limited liability company (“Purchaser”), formed by Corinthian Equity Fund, L.P. and Bainbridge ZKS Funds, LP.  Under the Asset Purchase Agreement, Purchaser will purchase substantially all of the assets of PCAA used in the conduct of its business and assume certain post-closing liabilities related to the purchased assets.  PCAA will retain certain liabilities related to the business that were existing on the closing date of the transaction.

The consideration to be paid by the Purchaser for the purchased assets and the assumed liabilities will be $111,500,000 in cash, subject to certain adjustments for, among others, certain pre-paid deposits of PCAA and pre-paid revenue recognized by PCAA.  Upon execution of the Asset Purchase Agreement, Purchaser deposited into escrow an amount in cash equal to $5,575,000, to be released to either PCAA or the Purchaser in accordance with the terms of the Asset Purchase Agreement.

Concurrently with the entry into the Asset Purchase Agreement, PCAA filed voluntary petitions for relief under chapter 11 of the Bankruptcy Code in the United States Bankruptcy Court for the District of Delaware and became debtors-in-possession under the Bankruptcy Code.  The transactions under the Asset Purchase Agreement are expected to be consummated on or before June 21, 2010 in connection with or pursuant to a chapter 11 plan of reorganization or liquidation and the closing under the Asset Purchase Agreement is subject to entry of the Sale Order and the Confirmation Order by the Bankruptcy Court, expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Act and other customary closing conditions.

In the event the Asset Purchase Agreement is terminated by either party (i) upon entry by the Bankruptcy Court approving an alternative transaction or (ii) at any time after PCAA files a stand-alone plan of reorganization or liquidation, PCAA will be obligated to pay the Purchaser a break-up fee equal to 3% of the base purchase price and to reimburse the Purchaser up to $750,000 for the Purchaser’s reasonable and documented out-of-pocket costs and expenses incurred in connection with the transaction.  In the event the Asset Purchase Agreement is terminated by the Purchaser due to a breach by PCAA of its representations, warranties, covenants or agreements under the Asset Purchase Agreement that would result in a failure of a closing condition, PCAA will be obligated to pay the Purchaser, its reasonable and documented out-of-pocket costs and expenses incurred in connection with the transaction.

In connection with filing for relief under chapter 11, PCAA entered into a $5.0 million debtor-in-possession revolving facility (the “DIP Facility”) with ING Real Estate Finance (USA), LLC, Dekabank Deutsche Girozentrale, and Deutsche Hypothekenbank AG, all existing lenders on its primary credit facility.  The DIP Facility will be used to finance working capital needs and for other general corporate purposes and bears interest at the rate of LIBOR (with a 3% floor) plus 8% or the prime rate (with a 4% floor) plus 7%.  The DIP Facility matures on the earliest of (a) 120 days following the date of commencement of the bankruptcy case, (b) 30 days following the court’s interim approval of the facility if the court has not granted final approval at that time, (c) the effective date of confirmation of the chapter 11 plan, and (d) the date of consummation of a sale of all or substantially all of the assets of PCAA pursuant to section 363 and 365 under the Bankruptcy Code.

In connection with filing for relief under chapter 11, PCAA also entered into a Restructuring Agreement (the “PSA”) with ING Real Estate Finance (USA), LLC as Note A Agent and a Term A Noteholder, Dekabank Deutsche Girozentrale as a Term A Noteholder, and Deutsche Hypothekenbank AG as a Term A Noteholder and the Term B Noteholders (which are comprised of the same entities as the Term A Noteholders) (together with the Agent and Term A Noteholders, the “Supporting Creditors”).  Under the PSA, PCAA has agreed, on the date of filing its Chapter 11 petitions with the Bankruptcy Court, to also file motions seeking approval of the (i) DIP Facility and use of cash collateral and (ii) contemplated sale of all or substantially all of the assets of PCAA.  Additionally, within seven (7) days of filing its Chapter 11 petitions, PCAA has agreed to file a Chapter 11 plan, a related disclosure statement and all documents that will be necessary to effectuate the Chapter 11 plan, each in form and substance reasonably acceptable to the Supporting Creditors.  In addition, pursuant to the PSA, PCAA has agreed to use all reasonable efforts to consummate the Chapter 11 plan and the related transactions contemplated therein.  Further, PCAA will not support any alternative sale, plan, or liquidation unless such alternative would provide greater recoveries to the Supporting Creditors than that under the contemplated Chapter 11 plan.  The PSA has a number of termination events including, without limitation, if certain deadlines are not met in connection with PCAA’s chapter 11 cases (subject, in certain cases, to cure periods) and if that certain agreement dated January 28, 2010 by and among Macquarie Airport Parking Corporation (“MAPC”) and its subsidiaries and affiliates (excluding PCAA) (the “MAPC Entities”) and PCAA described below is terminated or breached (subject to a three (3) day cure period in the event of a breach).  Under the PSA, the Supporting Creditors have agreed, in the absence of certain termination events occurring (to the extent such events cannot be cured), to (i) forbear from exercising default remedies under their pre-petition term loan credit facility, (ii) support PCAA in preparing motions for approval of the sale of substantially all of its assets and the DIP facility, (iii) not object to or otherwise hinder the acceptance and implementation of the contemplated Chapter 11 plan and (iv) vote in favor of such plan.

MAPC agreed that so long as a transaction to sell substantially all of PCAA’s assets with Purchaser or a similar alternative transaction is consummated in connection with PCAA’s Chapter 11 Cases:  (i) the MAPC Entities shall not assert certain claims (“Claims”) against PCAA, other than PCAA Parent, (ii) the MAPC Entities shall not assert Claims against PCAA Parent in an aggregate amount exceeding $12 million or will agree to an allowed reduced claim in the amount of $12 million (the “Capped Amount”); and (iii) to the extent the MAPC Entities are entitled to aggregate distributions on accounts of their Claims in excess of $1 million, any such excess shall remain in the PCAA estates for the benefit of all of PCAA’s creditors.  The MAPC Entities’ agreement to limit and release the Claims to which they might otherwise be entitled is contingent and conditioned on (i) a chapter 11 plan containing certain releases under such plan and (ii) the Term A Noteholders (as defined in the agreement) not objecting to the releases.  ING, as administrative agent for the term loan lenders, is an express third party beneficiary of the MAPC/PCAA Agreement.

Section 8 - Other Events
Item 8.01 Other Events.

On January 28, 2010 MIC issued a press release related to the foregoing, which is attached as Exhibit 99.1 hereto.

The information furnished pursuant to this Item 8.01, including Exhibit 99.1 hereto, is being furnished under this Current Report on Form 8-K. It is not “filed” for purposes of Section 18 of the Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section and shall not be deemed to be incorporated by reference into any filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1           Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MACQUARIE INFRASTRUCTURE COMPANY LLC

Date: February 2, 2010	By:	/s/ James Hooke
Name: James Hooke
Title: Chief Executive Officer